Exhibit 99.1

                                                          CONTACT: Max Kuniansky
                                                  Director of Investor Relations
                                                             B/E Aerospace, Inc.
                                                        (561) 791-5000 ext. 1440
                                                   max_kuniansky@beaerospace.com


                     B/E AEROSPACE REPORTS FINANCIAL RESULTS
                                FOR THIRD QUARTER

     WELLINGTON, FL, December 17, 2002 - B/E Aerospace, Inc. (Nasdaq: BEAV) today announced financial results for its third fiscal quarter ending November 23, 2002.

HIGHLIGHTS

o Reported third quarter net loss of ($0.64) per share, including charges and transition costs. Excluding such items, third quarter net loss was ($0.10) per share.

o    Year-over-year margins improved despite lower sales.

o Cash on hand totaled $130 million as of November 23, providing operating flexibility.

o    Cost reduction initiatives continue.

     "Sales for the third quarter met the reduced revenue expectations we communicated in October," said Mr. Robert J. Khoury, President and Chief Executive Officer of B/E Aerospace. "But demand for our cabin interior products remains severely depressed by the well-known problems in the airline industry, and as reported in October, the downturn has spread to the business jet sector.

     "We have worked very hard over the past year to align our cost structure with the reduced level of demand for our products," he stated. "Much progress has been made, as demonstrated by the profit margin improvements we report today. We expect to complete our cost reduction efforts by mid-2003, by which time we will have taken about a year and a half to achieve our goal of closing five facilities and eliminating about 1,400 positions. The total projected cost of the consolidation effort is nearly $150 million, of which about $59 million is cash.

     "With severe financial distress in the airline industry and political turmoil in the Middle East, the outlook is uncertain," he continued. "At this point, it appears that we can reduce costs sufficiently to deliver break-even bottom-line results on depressed revenues of approximately $575 - $600 million for calendar 2003. This outlook assumes no further deterioration in revenue trends. Breakeven financial performance would permit the company to generate EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $100 million.

     "We are operating in unusually turbulent industry conditions," Mr. Khoury stated. "Under these circumstances, there is more than the usual amount of uncertainty associated with the financial outlook we are communicating to investors today."

THIRD QUARTER RESULTS

     For the third fiscal quarter ended November 23, 2002, B/E reported a net loss of ($22.4) million, or ($0.64) per share (diluted). By comparison, the company had a net loss of ($106.2) million, or ($3.08) per share for the third quarter of the prior year.

     The net loss reported today includes $17.8 million of charges and other costs associated with B/E's facility and workforce consolidation program. Excluding the consolidation costs, B/E reported a net loss of ($3.6) million, or ($0.10) per share, for the quarter just ended.

     Results for the third quarter a year ago included $99.9 million of facility and personnel consolidation costs. Excluding those costs and acquisition-related expenses of $6.8 million, B/E reported net earnings of $0.5 million, or $0.01 per share for the third quarter a year ago.

     "Substantially lower sales, greater interest expense and higher foreign income taxes were the principal reasons for the year-over-year decrease in our third quarter earnings," said Mr. Khoury, comparing the "as adjusted" loss of ($0.10) per share for the quarter just ended to the "as adjusted" earnings of $0.01 for the same period a year ago. Reconciliations of "as adjusted" amounts to amounts reported on a GAAP basis are presented at the end of this news release.

     Net sales were $145.5 million for the quarter just ended, down 16 percent compared to the same period a year ago. Net sales were down 29 percent compared to pro forma figures for the same period two years ago, underscoring the effect of the current industry downturn on B/E's business. Pro forma figures treat companies acquired last year as though acquired at the beginning of the third quarter two years ago, improving comparability with the period just ended.

PROFIT MARGINS EXPANDED YEAR-OVER-YEAR

     "Despite substantially lower sales, we expanded margins on a year-over-year basis, illustrating the success of our cost reduction efforts," Mr. Khoury said. To enhance comparability, the company is furnishing the following figures, which compare "as adjusted" figures for the quarter just ended and "as adjusted" figures for the third quarter a year ago, excluding the aforementioned consolidation costs from both periods, and the acquisition-related expenses from the third quarter a year ago:

o Gross profit margin improved to 37.7 percent, up from 35.9 percent a year ago.

o Operating expenses decreased by $5.6 million, with $4.1 million of the decrease due to lower amortization resulting from new accounting rules.

     Despite favorable year-over-year margin comparisons, the adjusted net loss of ($0.10) per share did not meet management's expectations for the third quarter. A lower-margin mix of products sold, together with higher foreign income taxes, contributed to the shortfall.

WORKFORCE AND FACILITY CONSOLIDATION UPDATE

     In October 2001, B/E announced a series of actions designed to position the company for profitability at lower demand levels. The original cost reduction program called for closing five facilities and reducing headcount by 1,000 positions. Management later expanded the program to encompass 1,400 positions.

     The downsizing program has required B/E to record $112 million in charges and $28 million in transition costs since the third quarter of last year. Future transition costs are estimated at about $8 million. The total estimated cost of the consolidation effort is nearly $150 million, of which approximately $59 million is cash.

     Achievements to date include closing four manufacturing facilities. The fifth plant closure is scheduled for the first half of calendar 2003. Headcount has been reduced by about 1,000 positions.

     During the quarter just ended, the company recorded the following consolidation costs:

o a $6.0 million charge related to the expansion of the cost reduction program, as announced in October 2002,

o a $7.0 million non-cash charge for obsolete inventory, reflecting the increased number of parked aircraft which will likely not return to service, and

o $4.8 million of transition costs related to facility consolidations. Transition costs are the expenses of operating facilities scheduled for closure and integrating transferred operations into the remaining facilities. Under generally accepted accounting principles, such costs must be treated as normal expenses until plant shutdown has been completed.

     "This consolidation effort amounts to a major reconfiguration of our operations and cost structure," Mr. Khoury stated. "Our workforce consolidations, when complete, will eliminate nearly one out of every three positions in B/E's workforce prior to the September 11, 2001 terrorist attacks. Because this downsizing has been so significant in size, the implementation cost has been substantial.

     "Our consolidation program has been painful for employees and their families," Mr. Khoury said. "Unfortunately, it was necessary to offset the adverse impact of the industry downturn."

YEAR-TO-DATE RESULTS

     For the nine months ended November 23, 2002, B/E reported a net loss of ($30.1) million, or ($0.86) per share (diluted). By comparison, the company had a net loss of ($98.9) million, or ($3.08) per share for the same period last year.

     For the nine months just ended, B/E recorded consolidation costs totaling $35.3 million. For the same period last year, consolidation costs, acquisition-related expenses and debt extinguishment costs totaled $116 million.

     Excluding all the aforementioned items in both periods, B/E earned $5.2 million, or $0.15 cents per share for the nine months just ended, compared to net earnings of $17.1 million, or $0.53 per share, for the nine-month period a year ago. The decrease in earnings per share was largely due to lower sales and increased interest expense, partly offset by an improved gross profit margin.

     To enhance comparability, the company is furnishing the following comparison of "as adjusted" figures for the nine months just ended, which exclude the aforementioned consolidation costs, compared to "pro forma" figures for the same period a year ago. The pro forma figures for the nine-month period a year ago treat companies acquired last year as though acquired at the beginning of last year, improving comparability with the period just ended, and also exclude the aforementioned consolidation costs, acquisition-related expenses and debt extinguishment costs. Comparing the "as adjusted" and pro forma amounts:

o Net sales were down $135.0 million, or 23 percent, compared to the nine-month period a year ago.

o Operating expenses decreased by $28.7 million, reflecting cost reduction efforts and a $15.0 million decrease in amortization expense due to new accounting rules.

RESULTS BY SEGMENT; BACKLOG

     Third quarter sales in B/E's largest segment, commercial aircraft products, dropped by 20 percent compared to the same period a year ago. Sales in all segments decreased sequentially compared to the immediately preceding quarter.

                     Net Sales, Quarters Ended:

     $ millions:                      NOV. 23, 2002  AUG 24, 2002  NOV. 24, 2001
     ---------------------------------------------------------------------------
     Commercial aircraft products       $  102.0       $  110.5      $  128.2
     Business jet products                  20.6           21.1          21.5
     Fastener distribution                  22.9           23.2          23.1*
     ---------------------------------------------------------------------------
     TOTAL                              $  145.5       $  154.8      $  172.8

     * B/E acquired fastener distribution business in mid-September 2001

     Backlog decreased during the third quarter. The decrease reflects depressed demand from airlines and business jet customers. Difficult operating conditions in both sectors have caused several customers to cancel or defer orders. B/E's backlog stood at about $460 as of the end of November, down from approximately $500 million at the end of August 2002 and $520 million at the end of November 2001.

OUTLOOK: NEXT YEAR

     "We are managing through unprecedented industry conditions," Mr. Khoury said. "The U.S. airline industry lost $7 billion last year, and is likely to lose a similar amount this year. The double-barreled impact of weak air travel and low ticket prices continues to ravage domestic carriers' financial condition. To cut costs, airlines worldwide have reduced their fleet sizes, idling nearly 2,200 aircraft. With conditions like these, this industry downturn shows no signs of improving any time soon.

     "Under these circumstances, there is more than the usual amount of uncertainty associated with any forecast of financial performance, including the outlook we are communicating to investors today," said Mr. Khoury.

     For next year, calendar 2003, management expects:

o sales of approximately $575 - $600 million, assuming no significant deterioration in current revenue trends,

o approximately break-even bottom-line results, excluding approximately $8 million of transition costs associated with closure of the fifth facility in the first half of 2003,

o net losses in the first and second quarters, reflecting the transition costs mentioned above,

o    improving bottom-line performance in the third and fourth quarters, and

o    EBITDA of about $100 million excluding transition costs.

     "We believe we have the cash flow and financial flexibility to manage through these demanding conditions," Mr. Khoury said. "With over $130 million of cash on hand, liquidity is more than adequate to meet operating needs and service our debt obligations. Our bank credit facility requires no principal payments until 2006. Our publicly traded notes require no principal payments until 2008-2011. The non-amortizing nature of this debt gives us substantial financial flexibility.

     "We are not dependent solely on U.S. airlines," he continued. "Our market presence is truly global. Over 40 percent of last year's sales came from outside the U.S. Our competitive position is very strong, with dominant worldwide market shares in many product lines.

     "Our distinctive business model should enable us to ride out this downturn and prosper when conditions improve," Mr. Khoury stated. "More than 60 percent of our sales come from the aftermarket, which we expect to rebound well before new aircraft deliveries. The cost reductions we are now realizing will provide substantial operating leverage and enhanced earnings power when demand stabilizes. In the meantime, we have a seasoned executive team which has managed through prior downturns."

BANK CREDIT UPDATE; CHANGE IN FISCAL YEAR

     "We are currently in compliance with the financial covenants of our bank credit agreement," Mr. Khoury said. "However, it will be necessary to begin the process of amending those covenants, which are scheduled to ramp up in the first quarter of next year. We hope to complete this effort in the near term."

     As previously announced, B/E plans to change its fiscal year to a calendar year, effective December 31, 2002. Results for periods ended December 31, 2002 are scheduled for release in early calendar 2003. Thereafter, B/E will begin reporting on a calendar year basis. The company will post condensed financial data for calendar years 2001 and 2002 on its website in the near future.

     As previously announced, B/E will hold a conference call to discuss its financial results on Tuesday, December 17 at 9:00 a.m. Eastern time. To listen to the conference call live via the Internet, visit the Investors section of B/E's website at www.beaerospace.com and follow the Webcasts link.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties. B/E's actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in B/E's filings with the Securities and Exchange Commission, including but not limited to its most recent proxy statement, Form 10-K and Form 10-Q. For more information, see the section entitled "Forward-Looking Statements" contained in B/E's Form 10-K and in other filings.
     This news release presents certain financial information on an "as adjusted" basis to give effect to the exclusion of unusual costs and expenses. We present the "as adjusted" data because we believe it is necessary to gain a full understanding of our operating results by emphasizing the results of core operations. We also present operating earnings and EBITDA as additional measures of our operating performance. Neither EBITDA nor the "as adjusted" information included in this news release are determined using generally accepted accounting principles. Therefore, such information is not necessarily comparable to other companies. Neither operating earnings nor "as adjusted" financial data should be viewed as a substitute for or superior to net income or other data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.
     B/E Aerospace, Inc. is the world's leading manufacturer of aircraft cabin interior products, and a leading aftermarket distributor of aircraft component parts. With a global organization selling directly to the world's airlines, B/E designs, develops and manufactures a broad product line for both commercial aircraft and business jets and provides cabin interior design, reconfiguration and conversion services. Products for the existing aircraft fleet -- the aftermarket -- provide almost two-thirds of sales. For more information, visit B/E's website at www.beaerospace.com.

                                       *T*
                               B/E Aerospace, Inc.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                    THREE MONTHS ENDED
                                          --------------------------------------
                                                         EXCLUDING
                                                        ITEMS NOTED     AS
                                                AS         BELOW     REPORTED
                                             REPORTED    November    November
                                             November    23, 2002    24, 2001
(In millions, except per share data)         23, 2002      (1)          (2)
--------------------------------------------------------------------------------
Net sales                                    $ 145.5     $ 145.5     $ 172.8
Cost of sales                                  108.5        90.7       217.5
                                             -------     -------     -------
Gross profit                                    37.0        54.8       (44.7)
   Gross margin                                 25.4%       37.7%         --%
Operating expenses:
   Selling, general and administrative          28.9        28.9        35.0
   Research, development and engineering        11.0        11.0        10.5
                                             -------     -------     -------
Total operating expenses                        39.9        39.9        45.5
                                             -------     -------     -------
Operating (loss) earnings                       (2.9)       14.9       (90.2)
   Operating margin                               --%       10.2%         --%
Interest expense, net                           16.8        16.8        16.0
                                             -------     -------     -------
Loss before income taxes                       (19.7)       (1.9)     (106.2)
Income taxes                                     2.7         1.7          --
                                             -------     -------     -------
   NET LOSS                                  $ (22.4)    $  (3.6)    $(106.2)
                                             =======     =======     =======
DILUTED NET LOSS PER COMMON SHAR             $  (0.64)   $  (0.10)   $  (3.08)
Common shares:
   Weighted average                             35.0        35.0        34.5
   End of period                                35.1        35.1        35.2

(1) Cost of sales excludes the following consolidation costs: $6.0 charge related to October 2002 expansion of cost reduction program, inventory impairment charge of $7.0 and transition costs totaling $4.8.

(2) Cost of sales includes $99.9 of consolidation costs and $6.8 of acquisition-related expenses.

                                       *T*
                               B/E Aerospace, Inc.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                               NINE MONTHS ENDED
                                             ------------------------------------------------
                                                             EXCLUDING
                                                            ITEMS NOTED     AS
                                                     AS        BELOW     REPORTED   PRO FORMA
                                                  REPORTED   November    November   November
(In millions, except per share data)              November   23, 2002    24, 2001   24, 2001
                                                  23, 2002      (1)         (2)      (2)(3)
---------------------------------------------------------------------------------------------
Net sales                                         $  454.6   $  454.6    $  528.7   $  589.6
Cost of sales                                        315.6      280.3       438.5      475.5
                                                  --------   --------    --------   --------
Gross profit                                         139.0      174.3        90.2      114.1
   Gross margin                                       30.6%      38.3%       17.1%      19.4%
Operating expenses:
   Selling, general and administrative                86.3       86.3       100.6      111.1
   Research, development and engineering              29.7       29.7        33.6       33.6
                                                  --------   --------    --------   --------
Total operating expenses                             116.0      116.0       134.2      144.7
                                                  --------   --------    --------   --------
Operating earnings (loss)                             23.0       58.3       (44.0)     (30.6)
   Operating margin                                    5.1%      12.8%         --%        --%
Interest expense, net                                 50.4       50.4        43.7       48.4
                                                  --------   --------    --------   --------
(Loss) earnings before income taxes                  (27.4)       7.9       (87.7)     (79.0)
Income taxes                                           2.7        2.7         1.9        2.8
                                                  --------   --------    --------   --------
(Loss) earnings before extraordinary item            (30.1)       5.2       (89.6)     (81.8)
Extraordinary item(4)                                   --         --         9.3        9.3
                                                  --------   --------    --------   --------
   NET (LOSS) EARNINGS                            $  (30.1)  $    5.2    $  (98.9)  $  (91.1)
                                                  ========   ========    ========   ========
DILUTED NET (LOSS) EARNINGS PER COMMON SHARE:
   Before extraordinary item                      $   (0.86) $    0.15   $   (2.79) $   (2.55)
   Net (loss) earnings                            $   (0.86) $    0.15   $   (3.08) $   (2.84)
Common shares:
   Weighted average and potentially dilutive          34.8       35.7        32.1       32.1
   End of period                                      35.1       35.1        35.2       35.2

(1) Cost of sales excludes the following consolidation costs: transition costs totaling $22.3, $6.0 charge related to October 2002 expansion of cost reduction program and inventory impairment charge of $7.0.
(2) Cost of sales includes consolidation costs of $99.9 and acquisition-related expenses of $6.8.
(3) Pro forma figures treat companies acquired during fiscal 2002 as though acquired at the beginning of fiscal 2002. The pro forma results are presented for informational purposes only in order to enhance comparability and are not necessarily indicative of the operating results that would have occurred had the transactions actually occurred at the beginning of fiscal 2002, nor are they necessarily indicative of future operating results.
(4) Expenses related to early extinguishment of 9.875% Senior Subordinated Notes and bank credit facility.

                                       *T*

                               B/E Aerospace, Inc.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Unaudited; dollars in millions)

                                                      November 23,  February 23,
                                                         2002           2002
                                                     -------------- ------------

ASSETS

Current assets:
   Cash and cash equivalents                           $    130.4   $    159.5
   Accounts receivable - trade, less allowance for
     doubtful accounts of $4.1 (November 23, 2002)
     and $4.9 (February 23, 2002)                            92.8         93.3
   Inventories, net                                         167.5        157.0
   Other current assets                                      52.6         46.6
                                                       ----------   ----------
     Total current assets                                   443.3        456.4
Long-term assets                                            656.5        671.9
                                                       ----------   ----------
                                                       $  1,099.8   $  1,128.3
                                                       ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                              $    133.3   $    151.6
Long-term liabilities                                       859.3        855.6
                                                       ----------   ----------
                                                            992.6      1,007.2

Total stockholders' equity                                  107.2        121.1
                                                       ----------   ----------
                                                       $  1,099.8   $  1,128.3
                                                       ==========   ==========

                                       *T*

                               B/E Aerospace, Inc.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                              (Dollars in millions)

                                                                  NINE MONTHS ENDED
                                                            ------------------------------
                                                              November 23,    November 24,
                                                                  2002           2001
                                                            --------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                      $ (30.1)    $  (98.9)
  Adjustments to reconcile net loss to net cash flows
    Provided by operating activities:
      Extraordinary item                                             --          9.3
      Depreciation and amortization                                22.1         35.8
      Non-cash employee benefit plan contributions                  1.7          1.9
      Loss on disposal of property and equipment                    1.4           --
      Impairment of property and equipment, inventories,
        intangibles and other assets                                7.0         83.3
      Changes in operating assets and liabilities, net of
      acquisitions                                                (37.0)         9.6
                                                                -------     --------
    Net cash flows (used in) provided by operating activities     (34.9)        41.0
                                                                -------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisitions, net of cash acquired                             (6.5)      (265.2)
    Capital expenditures                                          (16.2)       (11.0)
    Proceeds from real estate sales                                28.7           --
    Change in intangible and other assets                          (3.9)       (19.7)
                                                                -------     --------
Net cash flows provided by (used in) investing activities           2.1       (295.9)
                                                                -------     --------

CASH FLOWS FROM FINANCING ACTIVITIES                                1.1        331.2

Effect of exchange rate changes on cash flows                       2.6         (0.9)
                                                                -------     --------
Net (decrease) increase in cash and cash equivalents            $ (29.1)    $   75.4
                                                                =======     ========

                                       *T*

                               B/E Aerospace, Inc.

                                RECONCILIATION OF
              "AS REPORTED" TO "AS ADJUSTED" FINANCIAL INFORMATION

     This news release presents certain financial information on an "as adjusted" basis to give effect to the exclusion of unusual costs and expenses. We present the "as adjusted" data because we believe it is necessary to gain a full understanding of our operating results by emphasizing the results of core operations. In addition, we present operating earnings as an additional measure of our operating performance. We also present EBITDA (earnings before interest, taxes, depreciation and amortization) as set forth below because we believe it is an appropriate supplemental measure of our ability to service our debt. Neither EBITDA nor the "as adjusted" information included in this news release are determined using generally accepted accounting principles. Therefore, such information is not necessarily comparable to other companies. Neither EBITDA nor "as adjusted" financial data should be viewed as a substitute for or superior to net income or other data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.


                                                      IMPACT OF
                                              AS  CONSOLIDATION            AS
(In millions, except per share data)    REPORTED          COSTS      ADJUSTED
--------------------------------------------------------------------------------
Three Months Ended
November 23, 2002:
Net sales                              $   145.5      $     --     $   145.5
Gross profit                                37.0          17.8          54.8
Operating (loss) earnings                   (2.9)         17.8          14.9
Net (loss) earnings                        (22.4)         18.8          (3.6)
Net (loss) earnings per share               (0.64)         0.54         (0.10)
EBITDA                                       4.7          17.8          22.5

--------------------------------------------------------------------------------
Nine Months Ended
November 23, 2002:
Net sales                              $   454.6      $     --     $   454.6
Gross profit                               139.0          35.3         174.3
Operating earnings                          23.0          35.3          58.3
Net (loss) earnings                        (30.1)         35.3           5.2
Net (loss) earnings per share               (0.86)         1.01          0.15
EBITDA                                      45.1          35.3          80.4

                                       *T*

                               B/E Aerospace, Inc.

                                RECONCILIATION OF
              "AS REPORTED" TO "AS ADJUSTED" FINANCIAL INFORMATION
                                   (continued)




                                                       IMPACT OF
                                                   CONSOLIDATION
                                                       COSTS AND
(In millions, except per share data)        AS      ACQUISITION-             AS
                                      REPORTED     RELATED COSTS       ADJUSTED
--------------------------------------------------------------------------------
Three Months Ended
November 24, 2001:
Net sales                             $ 172.8       $      --          $ 172.8
Gross profit                            (44.7)          106.7             62.0
Operating (loss) earnings               (90.2)          106.7             16.5
Net (loss) earnings                    (106.2)          106.7              0.5
Net (loss) earnings per share            (3.08)           3.09             0.01
EBITDA                                  (78.4)          106.7             28.3



                                                      IMPACT OF
                                                  CONSOLIDATION
                                                      COSTS AND
                                           AS      ACQUISITION-      IMPACT OF DEBT              AS
                                     REPORTED     RELATED COSTS      EXTINGUISHMENT        ADJUSTED
----------------------------------------------------------------------------------------------------
Nine Months Ended
November 24, 2001:
Net sales                             $ 528.7       $      --          $    --             $ 528.7
Gross profit                             90.2           106.7               --               196.9
Operating (loss) earnings               (44.0)          106.7               --                62.7
Net (loss) earnings                     (98.9)          106.7              9.3                17.1
Net (loss) earnings per share           (3.08)           3.32             0.29                0.53
EBITDA                                  (17.5)          106.7              9.3                98.5

                                      # # #